Exhibit 16.1

SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
100 F Street, N.E., Mail Stop 7010
Washington, D.C. 20549

Re:           AXIM International, Inc. (the “Company”)
Form 8-K
Item 4.01, dated July 16, 2014 (the “Report”)

Gentlemen:

We have reviewed the above referenced Report filed by the Company.  We agree with the statements made by the Company in the Report and authorize the Company to file a copy of this letter as an exhibit to the Report.

/s/ Michael F. Albanese
Michael F. Albanese
Certified Public Accountant
July 16, 2014